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                                                                    EXHIBIT 10.3



COMMERCIAL LEASE (OFFICE)


THIS AGREEMENT, made this 26th day of October in the year 1998 BY AND BETWEEN K.K.G.R.H. ASSOC. L.P., hereinafter known and referred to as the owner, and OPENSITE TECHNOLOGIES, INC. hereinafter known and referred to as the tenant,

PREMISES - WITNESSETH, that the said owner has agreed to let, and by these presents does hereby grant, demise and lease unto the said tenant, and the said tenant has agreed to take, and hereby doth take the following described premises, to-wit: Approximately 2,600.00 square feet of office space located at 1868 Niagara Falls Boulevard, Tonawanda, NY 14150 known as Suite #203 and #209.

TERM - for the term of one year to commence on the 1st day of December, 1998, and to end on the 30th day of November 1999 at eight o'clock in the forenoon.

RENTAL - the tenant agrees to pay to the owner at 1345 Millersport Highway, Williamsville, New York 14221 the rent of Thirty One Thousand Two Hundred Dollars ($31,200.00) in monthly payments of Two Thousand Six Hundred and No/100 Dollars ($2,600.00) in advance on the 1st day of each and every month during the term of this lease.

SECURITY DEPOSIT - $1,025.00 1/22/98.

COVENANTS -

         1.       PROVIDED ALWAYS, and the tenant hereby covenants as follows:

                  (a) Not to use said premises, or any part thereof, for any purpose than office space.

                  (b) Not to let, sell, underlet or assign over the said premises, or any part thereof, for the whole or any part of said terms, without the written consent of the owner.

                  (c)      To punctually pay said rent as the same accrues.

                  (d) To allow the owner, in person or by agent, to enter the said premises at all reasonable times of the day and to allow the owner, or his agent to place on or about said premises, notices indicating that the premises are for sale or rent; and to allow the owner, or his agent, to enter upon and pass through and over said premises for the purpose of showing the same to persons wishing to purchase or lease the same.

                  (e) To obey and carry out all Federal, State, County and Municipal laws, regulations, rules and ordinances in regard to the premises (hereby leased) and their use, and to take such care of said premises as may be required by any and all Federal, State, County and Municipal authorities and departments, or any of them; and to obey all lawful requirements of the New York Fire Insurance Rating Organization, or any similar body, with reference to the premises and the use thereof; and in the event that the insurance premium rate upon the building shall be increased, by reason of an act of omission or commission of the part of the tenant or by reason of the nature of the occupancy of the premises the tenant agrees to pay the amount of any such increase; and to save the owner and hold the owner harmless from any expense, loss or damage by reason of the violation of such laws, regulations, rules, ordinances


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and requirements, or by reason of any damage that might be sustained by reason of the tenant's negligence.

                  (f) To take care that no damage happens to the building or any fixtures therein, in the tenants' use of electricity, water or gas and be liable for all damages occasioned by the tenants, their agents or servants, in the commission or omission of any acts causing such damage; and to observe and keep all the rules and regulations of the electric, gas and water companies and the sewer authority, supplying such premises with electricity, gas, water and use of sewer, landlord to pay bills for same.

                  (g) To return the premises broom-clean at the expiration of the lease to the owner and in the same condition as when taken, reasonable wear and tear thereof excepted.

         2. Every covenant herein contained shall be deemed and is hereby made a condition.

         3. In the event of the violation by the tenant of any covenant, agreement or condition contained in this lease, after written notice to tenant and tenants failure to cure in a reasonable time then, in either case the owner shall have the right at the owner's election to terminate this lease, on first giving to the tenant seven days' notice of such election, to be served personally or by posting a notice in some conspicuous place in or about the premises hereby let, and the above mentioned term shall thereupon cease at the expiration of the said three days, in the manner and to the same effect as if that were the expiration of the original term of this lease. It is further agreed that such election shall be in the discretion of the owner and when exercised shall be conclusive upon the tenant and in case the tenant shall violate the covenant not to underlet or assign, or to use the premises only for the purpose aforesaid, then the owner in addition to terminating the lease as heretofore provided, may also recover as damages for the violation of said covenants, or either of them, a sum equal to the amount of six months' rent of the premises as herein reserved, as stipulated and liquidated damages, and not as a penalty.

         4. If the said premises shall at any time become vacant during the said term in consequence of the removal of the tenant, for non-payment of rent, by legal process, or any other cause, the owner may re-enter the same, and use such force for that purpose as the owner shall think fit, without being liable to any prosecution therefor, and may thereupon threat the said lease as terminated, and re-let the said premises for his own use; or the owner may re-let said premises as the agent of the tenant applying avails thereof; first, to the expenses that may accrue in re-entering and then to payment of the rent due as herein provided, and the balance to pay over to the tenant; or may hold the tenant for any balance remaining due after so applying the proceeds, and the right to hold the tenant for such balance shall survive the issuance of any warrant of dispossess or re-entry by the owner or other termination or cancellation of this lease.

         5. In case the premises herein leased shall be partially damaged by fire, the same shall be repaired as speedily as possible by the owner. In case the premises shall be totally destroyed by fire, or so much damaged as to render them untenable, either party hereto may serve personally, or by registered mail, upon the other party within ten days after such fire, a thirty-day written notice of the intention of such party to terminate this lease and the term therein provided for and at the end of such thirty days the tenant shall pay all rent to the date of said fire and surrender up to the owner said premises discharges of this lease.

         6. No signs are to be placed on the outside of the building and/or rented office space except with the prior written consent of the landlord. No exterior signs will be allowed unless space in existing sign is available and permission is given by Landlord, all interior signs that will be allowed by Landlord will be supplied by Landlord.



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         7.       Any and all equipment for communication and telephone service, other than New York Telephone Co. Trunk Terminal Boards, must be contained in space rented by tenant.

         8. All remodeling, redecoration, repainting, etc. to be done at tenants expense and will require owner's prior approval and consent, except as provided in paragraph 12 below.

         9. Landlord is responsible for repairs within the office space rented as they pertain to the original structure only. Any items installed by the tenant must be maintained and repaired by the tenant at their expense.

         10. The tenant agrees that the landlord may retain a pass key to all the premises and no lock shall be changed or a new lock installed and that no additional lock or fastening shall be placed upon any door without the prior written consent of the landlord.

         11. In the event rent is not paid by the 5th of the month, a late charge of $5.00 shall be added to that month's rent and if rent is not paid by the 15th of the month, a late charge of $15.00 shall be added to that month's rent. These late charges are not a penalty but service charges for extra bookkeeping and handling charges involved.

         12. Landlord to paint all walls, trim, etc. Carpet to be replaced with similar. Three doorways to be installed and one wall opening to be made. One wall to be erected. All per landlord and tenant agreement in the space (approximately 1,600 square feet) that is being added to the already occupied area.

         13. As of 12/1/98 the original lease dated 1/23/98 and 9/28/98 becomes void and that space is incorporate into this lease.

         IN WITNESS WHEREOF, the parties hereto have affixed their hands the day and year first above mentioned.

K.K.G.R.H. ASSOC. L.P.                               OPENSITE TECHNOLOGIES, INC.

/s/ K.K.G.R.H. ASSOC. L.P.                           /s/ Mark Jauquet
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